As filed with the Securities and Exchange Commission on June 3, 2016

Registration Statement No. 333-85387

Registration Statement No. 333-32412

Registration Statement No. 333-44148

Registration Statement No. 333-52258

Registration Statement No. 333-57862

Registration Statement No. 333-57864

Registration Statement No. 333-75770

Registration Statement No. 333-92086

Registration Statement No. 333-92088

Registration Statement No. 333-92090

Registration Statement No. 333-114688

Registration Statement No. 333-124572

Registration Statement No. 333-124610

Registration Statement No. 333-126404

Registration Statement No. 333-141211

Registration Statement No. 333-168734

Registration Statement No. 333-180634

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-85387

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-32412

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-44148

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-52258

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-57862

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-57864

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-75770

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-92086

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-92088

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-92090

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-114688

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-124572

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-124610

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-126404

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-141211

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-168734

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-180634

Under

the Securities Act of 1933

Juniper Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	770422528
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1133 Innovation Way

Sunnyvale, California 94089

(408) 745-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Juniper Networks, Inc. 1999 Employee Stock Purchase Plan

Layer 5 1999 Stock Incentive Plan

Juniper Networks, Inc. 2000 Nonstatutory Stock Option Plan

Micro Magic 1995 Stock Option

Micro Magic 2000 Stock Option Plan

Pacific Broadband Communications, Inc. 2000 Stock Incentive Plan

Pacific Broadband Communications, Inc. 2000 Subplan

Unisphere Networks, Inc. Second Amended and Restated 1999 Stock Incentive Plan

NetScreen Technologies, Inc. 1997 Equity Incentive Plan

NetScreen Technologies, Inc. 2001 Equity Incentive Plan

OneSecure, Inc. 2000 Stock Option/Stock Issuance Plan

NetScreen Technologies, Inc. 2002 Stock Option Plan

Kagoor Networks, Inc. 2003 General Stock Option Plan

Kagoor Networks, Inc. 2003 Israel Stock Option Plan

Redline Networks, Inc. 2000 Stock Plan

Peribit Networks, Inc. 2000 Equity Incentive Plan

Juniper Networks, Inc. 2006 Equity Incentive Plan

Mykonos Software, Inc. 2010 Stock Plan

(Full titles of the plan)

Brian M. Martin, Esq.

Senior Vice President and General Counsel

Juniper Networks, Inc.

1133 Innovation Way

Sunnyvale, California 94089

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (408) 745-2000

Copies to:

Katharine A. Martin, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304 Telephone: (650) 493-9300	Robert Mobassaly, Esq. Associate General Counsel Juniper Networks, Inc. 1133 Innovation Way Sunnyvale, California 94089 Telephone: (408) 745-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

Juniper Networks, Inc., a Delaware corporation (the “Registrant”) is filing this Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) to deregister any and all securities that remain under such Registration Statements as described below:

•	Registration Statement on Form S-8 (No. 333-85387), pertaining to the registration of 500,000 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) under the Juniper Networks, Inc. 1999 Employee Stock Purchase Plan, which was filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 9, 2007.

•	Registration Statement on Form S-8 (No. 333-32412), pertaining to the registration of 67,242 shares of the Company’s Common Stock under the Layer 5 1999 Stock Incentive Plan, which was filed with the Commission on March 14, 2000.

•	Registration Statement on Form S-8 (No. 333-44148), pertaining to the registration of 12,000,000 shares of the Company’s Common Stock under the Juniper Networks, Inc. 2000 Nonstatutory Stock Option Plan, which was filed with the Commission on August 18, 2000.

•	Registration Statement on Form S-8 (No. 333-52258), pertaining to the registration of (i) 348,200 shares of the Company’s Common Stock under the Micro Magic 1995 Stock Option Plan and (ii) 277,987 shares of the Company’s Common Stock under the Micro Magic 2000 Stock Option Plan which was filed with the Commission on December 20, 2000.

•	Registration Statement on Form S-8 (No. 333-57862), pertaining to the registration of 15,904,261 shares of the Company’s Common Stock under the Juniper Networks, Inc. 2000 Nonstatutory Stock Option Plan, which was filed with the Commission on March 29, 2001.

•	Registration Statement on Form S-8 (No. 333-57864), pertaining to the registration of 6,000,000 shares of the Company’s Common Stock under the Juniper Networks, Inc. 1999 Employee Stock Purchase Plan, which was filed with the Commission on March 29, 2001.

•	Registration Statement on Form S-8 (No. 333-75770), pertaining to the registration of (i) 1,114,040 shares of the Company’s Common Stock under the Pacific Broadband Communications, Inc. 2000 Stock Incentive Plan and (ii) 362,902 shares of the Company’s Common Stock under the Pacific Broadband Communications, Inc. 2000 Subplan, which was filed with the Commission on December 21, 2001.

•	Registration Statement on Form S-8 (No. 333-92086), pertaining to the registration of 16,457,281 shares of the Company’s Common Stock under the Juniper Networks, Inc. 2000 Nonstatutory Stock Option Plan, which was filed with the Commission on July 9, 2002.

•	Registration Statement on Form S-8 (No. 333-92088), pertaining to the registration of 3,000,000 shares of the Company’s Common Stock under the Juniper Networks, Inc. 1999 Employee Stock Purchase Plan, which was filed with the Commission on July 9, 2002.

•	Registration Statement on Form S-8 (No. 333-92090), pertaining to the registration of 26,450,000 shares of the Company’s Common Stock under the Unisphere Networks, Inc. Second Amended and Restated 1999 Stock Incentive Plan, which was filed with the Commission on July 9, 2002.

•	Registration Statement on Form S-8 (No. 333-114688), pertaining to the registration of (i) 4,882,000 shares of the Company’s Common Stock under the NetScreen Technologies, Inc. 1997 Equity Incentive Plan, (ii) 18,996,750 shares of the Company’s Common Stock under the NetScreen Technologies, Inc. 2001 Equity Incentive Plan, (iii) 276,000 shares of the Company’s Common Stock under the OneSecure, Inc. 2000 Stock Option/Stock Issuance Plan, (iv) 1,405,000 shares of the Company’s Common Stock under the Neoteris 2001 Stock Plan and (v) 70,750 shares of the Company’s Common Stock under the NetScreen Technologies, Inc. 2002 Stock Option Plan, which was filed with the Commission on April 21, 2004.

•	Registration Statement on Form S-8 (No. 333-124572), pertaining to the registration of (i) 319,598 shares of the Company’s Common Stock under the Kagoor Networks, Inc. 2003 General Stock Option Plan and (ii) 93,976 shares of the Company’s Common Stock under the Kagoor Networks, Inc. 2003 Israel Stock Option Plan, which was filed with the Commission on May 3, 2005.

•	Registration Statement on Form S-8 (No. 333-124610), pertaining to the registration of 975,969 shares of the Company’s Common Stock under the Redline Networks, Inc. 2000 Stock Plan, which was filed with the Commission on May 4, 2005.

•	Registration Statement on Form S-8 (No. 333-126404), pertaining to the registration of 1,903,614 shares of the Company’s Common Stock under the Peribit Networks, Inc. 2000 Equity Incentive Plan, which was filed with the Commission on July 6, 2005.

•	Registration Statement on Form S-8 (No. 333-141211), pertaining to the registration of (i) 69,455,465 shares of the Company’s Common Stock under the Juniper Networks, Inc. 2006 Equity Incentive Plan and (ii) 6,000,000 shares of the Common Stock under the Juniper Networks, Inc. Amended and Restated 1999 Employee Stock Purchase Plan, which was filed with the Commission on March 9, 2007.

•	Registration Statement on Form S-8 (No. 333-168734), pertaining to the registration of 30,000,000 shares of the Company’s Common Stock under the Juniper Networks, Inc. 2006 Equity Incentive Plan, which was filed with the Commission on August 10, 2010.

•	Registration Statement on Form S-8 (No. 333-180634), pertaining to the registration of 224,623 shares of the Company’s Common Stock under the Mykonos Software, Inc. 2010 Stock Plan, which was filed with the Commission on April 9, 2012.

The Registrant has terminated any offering of the Registrant’s securities pursuant to the Registration Statements as described above. In accordance with the undertaking made by the Registrant in the Registration Statements to remove from registration, by means of post-effective amendments, any of the securities that had been registered for issuance at the termination of the offering, the Registrant hereby removes from registration all such securities of the Registrant registered under the Registration Statements as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on June 3, 2016.

Juniper Networks, Inc.

By	/s/ Brian M. Martin
Brian M. Martin Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rami Rahim	Chief Executive Officer and Director (Principal Executive Officer)	June 3, 2016
Rami Rahim

/s/ Kenneth Miller	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	June 3, 2016
Kenneth Miller

/s/ Terrance F. Spidell	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	June 3, 2016
Terrance F. Spidell

/s/ Scott Kriens	Chairman of the Board	June 3, 2016
Scott Kriens

/s/ Pradeep Sindhu	Vice Chairman of the Board and Chief Technical Officer	June 3, 2016
Pradeep Sindhu

/s/ Robert M. Calderoni	Director	June 3, 2016
Robert M. Calderoni

/s/ Gary Daichendt	Director	June 3, 2016
Gary Daichendt

/s/ Kevin DeNuccio	Director	June 3, 2016
Kevin DeNuccio

/s/ James Dolce	Director	June 3, 2016
James Dolce

/s/ Mercedes Johnson	Director	June 3, 2016
Mercedes Johnson

/s/ Rahul Merchant	Director	June 3, 2016
Rahul Merchant

/s/ William R. Stensrud	Director	June 3, 2016
William R. Stensrud